Exhibit 99.1

Mentor Graphics Reports Fiscal First Quarter Results

WILSONVILLE, Ore.--(BUSINESS WIRE)--May 29, 2009--Mentor Graphics Corporation (NASDAQ: MENT) today announced results for the fiscal first quarter 2010, ending April 30, 2009. For the quarter, the company reported revenues of $193.8 million, non-GAAP earnings per share of $.09, and a GAAP loss per share of $.14. Bookings for the quarter rose 25% over the prior fiscal first quarter.

“We believe the semiconductor market has stabilized, and that customers who wish to remain competitive will sustain most of their design effort,” said Walden C. Rhines, CEO and chairman of Mentor Graphics. “Mentor’s investments in markets adjacent to traditional EDA helped drive the quarter’s results with 10% of total bookings from transportation companies and 5% from the thermal analysis market. The quarter’s strength was across Mentor’s broad customer base within EDA, spanning both semiconductor and systems companies. Systems companies contributed to a 55% increase in bookings for our Integrated Systems Design division, while semiconductor companies drove a 35% increase in IC Design to Silicon division bookings.”

During the quarter, the company extended its transportation product portfolio with new offerings for AUTOSAR in-vehicle network design and for specialty vehicle electrical wire harness design. Addressing low-power design issues in integrated circuits, the Olympus-SoC™ place and route tool can now help designers save 30% in power versus traditional design techniques and achieve design closure two to three times faster. The Calibre® 3D variability solution allows designers to address the growing problem of thickness variability caused by chemical mechanical polishing (CMP) at advanced nodes. The new FloEFD™ 9.0 product allows mechanical designers to easily analyze thermal effects of products directly from their mechanical design environment. The HyperLynx® power integrity product allows designers of printed circuit boards to better plan their power requirements. In addition, the design-for-test tool TestKompress® won Test and Measurement World’s Test of Time Award, and the RF Design solution, jointly developed with Agilent, won EDN magazine’s Innovation Award for the electronic design automation category.

“Our guidance for the second quarter is the result of a lower renewal portfolio for the quarter, and an expectation that in this environment, customers will not renew early,” said Gregory K. Hinckley, president of Mentor Graphics. “We continue to manage costs aggressively, with a year-on-year decline in the first quarter in non-GAAP total expenses of about $7 million, and expect further reductions in the second quarter.”

Outlook

For the second quarter fiscal 2010, the company has no significant contract renewals scheduled. Given that, the company expects second quarter revenues of about $165 million, a non-GAAP loss per share of about $.10, and a GAAP loss per share of about $.41. The dollar value of contracts expiring in fiscal 2010 is a record; however, most of the contracts expire late in the year.

Adoption of FASB Staff Position APB 14-1

During the first quarter of fiscal 2010, Mentor Graphics adopted FASB Staff Position Accounting Principles Board Opinion 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (FSP APB 14-1). FSP APB 14-1 requires retroactive application to all prior periods reported. Accordingly, we have adjusted the applicable prior period balance sheets, statements of operations including net income (loss) per share, and statements of cash flows to reflect the adjusted balance of the convertible notes and related items, and to record the amortization of the discount on the convertible notes as a non-cash interest expense. A reconciliation of our adjusted Condensed Consolidated Balance Sheets as of January 31, 2009, our adjusted Condensed Consolidated Statements of Operations and our adjusted Condensed Consolidated Statements of Cash Flows for the three months ended April 30, 2008 to their original filings is included with this release.

Discussion of Non-GAAP Financial Measures

Mentor Graphics management evaluates and makes operating decisions using various performance measures. In addition to our GAAP results, we also consider adjusted gross margin, operating margin and net income (loss), which we refer to as non-GAAP gross margin, operating margin, and net income (loss), respectively. These non-GAAP measures are derived from the revenues of our product, maintenance, and services business operations and the costs directly related to the generation of those revenues, such as cost of revenue, research and development, sales and marketing, and general and administrative expenses, that management considers in evaluating our ongoing core operating performance. These non-GAAP measures exclude amortization of purchased and other identified intangible assets, special charges, equity plan-related compensation expenses and charges, interest expense attributable to net retirement premiums or discounts on the early retirement of debt and associated debt issuance costs, interest expense associated with the amortization of debt discount on convertible debt recorded under FSB APB 14-1, impairment of cost method investments, and the equity in income or losses of unconsolidated entities, which management does not consider reflective of our core operating business.

Purchased and other identified intangible assets consist primarily of purchased technology, backlog, trade names, customer relationships, and employment agreements. Special charges primarily consist of costs incurred for employee terminations due to a reduction of personnel resources driven by modifications of business strategy or business emphasis. Special charges may also include expenses incurred related to potential acquisitions, excess facility costs, asset-related charges, post-acquisition rebalance costs and restructuring costs, including severance and benefits. Equity plan-related compensation expenses represent the fair value of all share-based payments to employees, including grants of employee stock options, as required under Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS 123R). For purposes of comparability across other periods and against other companies in our industry, non-GAAP net income (loss) is adjusted by the amount of additional taxes or tax benefit that we would accrue using a normalized effective tax rate applied to the non-GAAP results.

Management excludes from our non-GAAP measures certain recurring items to facilitate its review of the comparability of our core operating performance on a period-to-period basis because such items are not related to our ongoing core operating performance as viewed by management. Management considers our core operating performance to be that which can be affected by our managers in any particular period through their management of the resources that affect our underlying revenue and profit-generating operations during that period. Management uses this view of our operating performance for purposes of comparison with our business plan and individual operating budgets and allocation of resources. Additionally, when evaluating potential acquisitions, management excludes the items described above from its consideration of target performance and valuation. More specifically, management adjusts for the excluded items for the following reasons:

  Amortization charges for our purchased and other identified intangible assets are inconsistent in amount and frequency and are significantly impacted by the timing and magnitude of our acquisition transactions. We therefore consider our operating results without these charges when evaluating our core performance. Generally, the most significant impact to inter-period comparability of our net income (loss) is in the first twelve months following an acquisition.
  Special charges are incurred based on the particular facts and circumstances of acquisition and restructuring decisions and can vary in size and frequency. These charges are not ordinarily included in our annual operating plan and related budget due the unpredictability of economic trends and the rapidly changing technology and competitive environment in our industry. We therefore exclude them when evaluating our managers' performance internally.
  We view equity plan-related compensation as a key element of our employee retention and long-term incentives, not as an expense that we use in evaluating core operations in any given period. Management also believes this information is useful to investors to compare our performance to the performance of other companies in our industry who present non-GAAP results adjusted to exclude stock compensation expense.
  Interest expense attributable to net retirement premiums or discounts on the early retirement of debt, the write-off of associated debt issuance costs and the amortization of the debt discount on convertible debt were excluded. Management does not consider these charges as a part of our core operating performance. The early retirement of debt and the associated debt issuance costs are not included in our annual operating plan and related budget due to unpredictability of market conditions which could facilitate an early retirement of debt. We consider the amortization of the debt discount on convertible debt recorded under FSP APB 14-1 not to be a direct cost of operations. We also believe this presentation is more useful to investors in comparing our performance to the performance of other companies in our industry who present non-GAAP results adjusted to exclude such items.
  Impairment of cost method investments can occur when the fair value of the investment is less than its cost. This can occur when there is a significant deterioration in the investee’s earnings performance, significant adverse changes in the general market conditions of the industry in which the investee operates, or indications that the investee may no longer be able to conduct business. These charges are inconsistent in amount and frequency. We therefore consider our operating results without these charges when evaluating our core performance.
  Equity in income or losses of unconsolidated subsidiaries represents the net income (losses) in an investment accounted for under the equity method. The amounts represent our equity in the net income (losses) of a common stock investment. The carrying amount of our investment is adjusted for our share of earnings or losses of the investee. The amounts were excluded as we do not influence or control the results of operations for these investments and management does not consider this activity a part of our core operating performance.
  Income tax expense (benefit) is adjusted by the amount of additional tax expense or benefit that we would accrue if we used non-GAAP results instead of GAAP results in the calculation of our tax liability, taking into consideration our long-term tax structure. We use a normalized effective tax rate of 17%, which reflects the weighted average tax rate applicable under the various tax jurisdictions in which we operate. This non-GAAP weighted average tax rate is subject to change over time for various reasons, including changes in the geographic business mix and changes in statutory tax rates. Our GAAP tax rate for the three months ended April 30, 2009 is (27%), after the consideration of discrete items. Without discrete items of $(2,037) thousand, our GAAP tax rate is (47%). Inclusive of discrete items, our full fiscal year 2010 GAAP tax rate is projected to be (48%). The GAAP tax rate considers certain mandatory and other non-scalable tax costs which may adversely or beneficially affect our tax rate depending upon our level of profitability.

In certain instances, our GAAP results of operations may not be profitable when our corresponding non-GAAP results are profitable or vice versa. The number of shares on which our non-GAAP EPS is calculated may therefore differ from the GAAP presentation due to the anti-dilutive effect of stock options in a loss situation.

Non-GAAP gross margin, operating margin, and net income (loss) are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. Moreover, they should not be considered as an alternative to any performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity. We present non-GAAP gross margin, operating margin, and net income (loss) because we consider them to be important supplemental measures of our operating performance and profitability trends, and because we believe they give investors useful information on period-to-period performance as evaluated by management. Non-GAAP net income (loss) also facilitates comparison with other companies in our industry, which use similar financial measures to supplement their GAAP results. Non-GAAP net income (loss) has limitations as an analytical tool, and therefore should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. In the future we expect to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items in our non-GAAP presentation should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Some of the limitations in relying on non-GAAP net income (loss) are:

  Amortization of purchased intangibles represents the loss in value as the technology in our industry evolves, is advanced, or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income (loss) presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining our current technological position in our competitive industry, which is addressed through our research and development program.
  We regularly engage in acquisition and assimilation activities as part of our ongoing business and regularly evaluate our businesses to determine whether any operations should be eliminated or curtailed. We therefore will continue to experience special charges on a regular basis. These costs also directly impact our available funds.
  We perform impairment analyses on cost method investments when triggering events occur and adjust the carrying value of assets when we determine it to be necessary. Impairment charges could therefore be incurred in any period.
  Our stock option and stock purchase plans are important components of our incentive compensation arrangements and will be reflected as expenses in our GAAP results under SFAS 123R.
  Our income tax expense (benefit) will be ultimately based on our GAAP taxable income and actual tax rates in effect, which often differ significantly from the 17% rate assumed in our non-GAAP presentation.
  Other companies, including other companies in our industry, calculate non-GAAP net income (loss) differently than we do, limiting its usefulness as a comparative measure.

About Mentor Graphics

Mentor Graphics Corporation (NASDAQ: MENT) is a world leader in electronic hardware and software design solutions, providing products, consulting services and award-winning support for the world’s most successful electronics and semiconductor companies. Established in 1981, the company reported revenues over the last 12 months of about $800 million and employs approximately 4,425 people worldwide. Corporate headquarters are located at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777. World Wide Web site: http://www.mentor.com/.

(Mentor Graphics, Calibre, TestKompress and HyperLynx are registered trademarks and FloEFD and Olympus-SoC are trademarks of Mentor Graphics Corporation. All other company or product names are the registered trademarks or trademarks of their respective owners.)

Statements in this press release regarding the company’s guidance for future periods constitute “forward-looking” statements based on current expectations within the meaning of section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company or industry results to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: (i) reductions in the spending on the company’s products and services by its customers due to the current worldwide downturn; (ii) liquidity concerns, business insolvencies and bankruptcies by an increasing number of the company’s customers; (iii) continued weakness or recession in the US, EU, Japan or other economies; (iv) the company’s ability to successfully offer products and services that compete in the highly competitive EDA industry; (v) product bundling or discounting of products and services by competitors, which could force the company to lower its prices or offer other more favorable terms to customers; (vi) effects of the increasing volatility of foreign currency fluctuations on the company’s business and operating results; (vii) changes in accounting or reporting rules or interpretations; (viii) the impact of tax audits by the IRS or other taxing authorities, or changes in the tax laws, regulations or enforcement practices where the company does business; (ix) effects of unanticipated shifts in product mix on gross margin; and (x) effects of customer seasonal purchasing patterns and the timing of significant orders may negatively or positively impact the company’s quarterly results of operations, (xi) an industry downturn that could lead to smaller customer renewals, all as may be discussed in more detail under the heading “Risk Factors” in the company’s most recent Form 10-K or Form 10-Q. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. In addition, statements regarding guidance do not reflect potential impacts of mergers or acquisitions that have not been announced or closed as of the time the statements are made. Mentor Graphics disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements to reflect future events or developments.

MENTOR GRAPHICS CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except earnings per share data)

	Three Months Ended April 30,
	2009	2008
		(As Adjusted)
Revenues:
System and software	$115,418	$96,843
Service and support	78,357	82,364
Total revenues	193,775	179,207
Cost of revenues: (1)
System and software	4,889	5,282
Service and support	21,203	25,342
Amortization of purchased technology	2,948	3,238
Total cost of revenues	29,040	33,862
Gross margin	164,735	145,345
Operating expenses:
Research and development (2)(b)	62,291	64,382
Marketing and selling (3)	76,601	76,648
General and administration (4)	23,036	23,061
Other general expense (income), net	388	(164)
Amortization of intangible assets (5)	2,870	2,433
Special charges (6)	5,695	9,650
Total operating expenses	170,881	176,010
Operating loss	(6,146)	(30,665)
Other income, net (7)	98	2,375
Interest expense (8)(a)	(4,151)	(4,755)
Loss before income tax	(10,199)	(33,045)
Income tax expense (benefit) (9)(b)	2,757	(7,549)
Net loss	$(12,956)	$(25,496)
Net loss per share:
Basic	$(0.14)	$(0.28)
Diluted	$(0.14)	$(0.28)
Weighted average number of shares outstanding:
Basic	94,168	90,750
Diluted	94,168	90,750

Refer to following page for a description of footnotes.

(a)	For the April 30, 2008 presentation, Interest expense has been adjusted for the retrospective adoption of FSP APB 14-1.
(b)	For the April 30, 2008 presentation, the French research and development credit was reclassified from Income tax expense (benefit) to Research and development. The reclassification was made for consistency in presentation with the current year.

Listed below are the items included in net income that management excludes in computing the non-GAAP financial measures referred to in the text of this press release. Items are further described under "Discussion of Non-GAAP Financial Measures."

	Three Months Ended April 30,
	2009	2008

(1) Cost of revenues:
Equity plan-related compensation	$499	$376
Prepaid royalty costs	-	103
Amortization of purchased intangible assets	2,948	3,238
	$3,447	$3,717

(2) Research and development:
Equity plan-related compensation	$3,447	$2,932

(3) Marketing and selling:
Equity plan-related compensation	$2,537	$2,105

(4) General and administration:
Equity plan-related compensation	$1,287	$1,138

(5) Amortization of intangible assets:
Amortization of other identified intangible assets	$2,870	$2,433

(6) Special charges:
Rebalance, restructuring, and other costs	$5,695	$9,650

(7) Other income, net:
Equity in losses of unconsolidated entities and impairment of investments	$437	$168

(8) Interest expense:
Amortization of debt discount	$669	$615
Debt retirement costs	(248)	-
	$421	$615

(9) Income tax expense (benefit):[a]
Income tax effects	$1,067	$(5,800)

[a]	Adjusted for the retrospective adoption of FSP APB 14-1 and reclassification of the French research and development credit.

MENTOR GRAPHICS CORPORATION
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(In thousands, except earnings per share data)

	Three Months Ended April 30,
	2009	2008

GAAP net loss[a]	$(12,956)	$(25,496)
Non-GAAP adjustments:
Equity plan-related compensation: (1)
Cost of revenues	499	376
Research and development	3,447	2,932
Marketing and selling	2,537	2,105
General and administration	1,287	1,138
System and software cost of revenues (2)	-	103
Acquisition - related items:
Amortization of purchased intangible assets
Cost of revenues (3)	2,948	3,238
Amortization of intangible assets (4)	2,870	2,433
Special charges (5)	5,695	9,650
Other income, net (6)	437	168
Interest expense (7)	421	615
Income tax effects [a](8)	1,067	(5,800)
Total of non-GAAP adjustments	21,208	16,958
Non-GAAP net income (loss)[a]	$8,252	$(8,538)

GAAP weighted average shares diluted	94,168	90,750
Non-GAAP adjustment	3	-
Non-GAAP weighted average shares diluted	94,171	90,750

GAAP net loss per share diluted[a]	$(0.14)	$(0.28)
Non-GAAP adjustments detailed above	0.23	0.19
Non-GAAP net income (loss) per share diluted[a]	$0.09	$(0.09)

[a]	Adjusted for the retrospective adoption of FSP APB 14-1 and reclassification of the French research and development credit.

(1)	Equity plan-related compensation expense recognized in accordance with SFAS 123R.
(2)	Amount represents the write-off of prepaid royalty amounts associated with the closure of our Intellectual Property division.
(3)	Amount represents purchased intangible assets resulting from acquisitions. Purchased intangible assets are amortized over two to five years.
(4)	Other identified intangible assets are amortized to other operating expense over two to five years. Other identified intangible assets include trade names, employment agreements, customer relationships, and deferred compensation which are the result of acquisition transactions.
(5)	Three months ended April 30, 2009: Special charges consist of (i) $4,028 of costs incurred for employee rebalances consisting of severance benefits, notice pay, and outplacement services, (ii) $1,175 in advisory fees, (iii) $268 in acquisition costs, (iv) $265 related to a casualty loss, and (v) $(41) in other adjustments.
Three months ended April 30, 2008: Special charges consist of (i) $8,114 of costs incurred for employee rebalances consisting of severance benefits, notice pay, and outplacement services, (ii) $1,443 related to the abandonment of excess leased facility space, and (iii) $93 in fixed asset write-offs related to the closure of our Intellectual Property division.
(6)	Three months ended April 30, 2009: Other income, net consists of (i) equity in losses of Calypto Design Systems of $324 and (ii) an impairment of $113 for an investment accounted for under the cost method.
Three months ended April 30, 2008: Equity in losses of Calypto Design Systems of $168.
(7)	Three months ended April 30, 2009: $669 in amortization of original issuance debt discount in accordance with FSP APB 14-1 and $(248) in discounts and unamortized debt costs related to a partial redemption of the $110.0M convertible debt.
Three months ended April 30, 2008: $615 in amortization of original issuance debt discount in accordance with FSP APB 14-1.
(8)	Non-GAAP income tax expense adjustment reflects the application of our assumed normalized effective 17% tax rate, instead of our GAAP tax rate, to our GAAP pre-tax income and the application of the 17% tax rate to our non-GAAP adjustments.

MENTOR GRAPHICS CORPORATION
UNAUDITED RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)

	Three Months Ended April 30,
	2009	2008

GAAP gross margin	$164,735	$145,345
Reconciling items to non-GAAP gross margin
Equity plan-related compensation	499	376
Prepaid royalty costs	-	103
Amortization of other identified intangible assets	2,948	3,238
Non-GAAP gross margin	$168,182	$149,062

	Three Months Ended April 30,
	2009	2008

GAAP gross margin as a percent of total revenues	85%	81%
Non-GAAP adjustments detailed above	2%	2%
Non-GAAP gross margin as a percent of total revenues	87%	83%

	Three Months Ended April 30,
	2009	2008

GAAP operating expenses[a]	$170,881	$176,010
Reconciling items to non-GAAP operating expenses
Equity plan-related compensation	(7,271)	(6,175)
Amortization of other identified intangible assets	(2,870)	(2,433)
Rebalance, restructuring, and other costs	(5,695)	(9,650)
Non-GAAP operating expenses[a]	$155,045	$157,752

	Three Months Ended April 30,
	2009	2008

GAAP operating loss[a]	$(6,146)	$(30,665)
Reconciling items to non-GAAP operating income
Equity plan-related compensation	7,770	6,551
Prepaid royalty costs	-	103
Amortization of other identified intangible assets:
Cost of revenues	2,948	3,238
Amortization of intangible assets	2,870	2,433
Rebalance, restructuring, and other costs	5,695	9,650
Non-GAAP operating income (loss)[a]	$13,137	$(8,690)

	Three Months Ended April 30,
	2009	2008

GAAP operating margin as a percent of total revenues[a]	-3%	-17%
Non-GAAP adjustments detailed above	10%	12%
Non-GAAP operating margin as a percent of total revenues[a]	7%	-5%

	Three Months Ended April 30,
	2009	2008

GAAP Other income, net and interest expense[b]	$(4,053)	$(2,380)
Reconciling items to non-GAAP other income, net and interest expense
Equity in losses of unconsolidated entities and impairment of investments	437	168
Amortization of debt discount and debt retirement costs	421	615
Non-GAAP Other income, net and interest expense[b]	$(3,195)	$(1,597)

[a]	Adjusted for the reclassification of the French research and development credit.
[b]	Adjusted for the retrospective adoption of FSP APB 14-1.

MENTOR GRAPHICS CORPORATION
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)

	April 30,	January 31,
	2009	2009
		(As Adjusted)[a]
Assets
Current assets:
Cash, cash equivalents, and short-term investments	$78,783	$95,639
Trade accounts receivable, net	109,438	133,719
Term receivables, short-term	142,610	139,133
Prepaid expenses and other	39,176	39,146
Deferred income taxes	9,075	10,163

Total current assets	379,082	417,800
Property, plant and equipment, net	95,866	100,991
Term receivables, long-term	152,893	146,682
Goodwill and intangible assets, net	475,925	480,956
Other assets	36,351	39,641

Total assets	$1,140,117	$1,186,070

Liabilities and Stockholders' Equity
Current liabilities:
Short-term borrowings	$29,738	$36,998
Accounts payable	5,583	10,197
Income taxes payable	4,501	5,340
Accrued payroll and related liabilities	54,991	65,687
Accrued liabilities	35,084	46,034
Deferred revenue	153,657	155,098

Total current liabilities	283,554	319,354
Long-term notes payable	186,509	188,170
Deferred revenue, long-term	14,749	16,890
Other long-term liabilities	68,071	75,211
Total liabilities	552,883	599,625

Stockholders' equity:
Common stock	609,457	602,064
Accumulated deficit	(39,809)	(26,853)
Accumulated other comprehensive income	17,586	11,234
Total stockholders' equity	587,234	586,445

Total liabilities and stockholders' equity	$1,140,117	$1,186,070

[a]	Adjusted for the retrospective adoption of FSP APB 14-1.

MENTOR GRAPHICS CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS AND SUPPLEMENTAL INFORMATION
(In thousands, except Day sales outstanding)

	Three Months Ended April 30,
	2009	2008
Operating activities
Net loss[a]	$(12,956)	$(25,496)
Depreciation and amortization [a](1)	16,063	14,584
Other adjustments to reconcile:
Operating cash[a]	10,220	6,527
Changes in working capital[a]	(14,297)	49,344

Net cash (used in) provided by operating activities	(970)	44,959

Investing activities
Net cash used in investing activities	(4,723)	(35,676)

Financing activities
Net cash used in financing activities	(8,794)	(3,812)

Effect of exchange rate changes on cash and cash equivalents	(378)	442

Net change in cash and cash equivalents	(14,865)	5,913
Cash and cash equivalents at beginning of period	93,642	117,926

Cash and cash equivalents at end of period	$78,777	$123,839

[a]	Adjusted for the retrospective adoption of FSP APB 14-1 and reclassification of the French research and development credit.

(1)	Depreciation and amortization includes a write-off of note issuance costs in the amount of $16 for the three months ended April 30, 2009.

Other data:
Capital expenditures	$4,570	$8,974
Days sales outstanding	117	132

MENTOR GRAPHICS CORPORATION
UNAUDITED SUPPLEMENTAL BOOKINGS AND REVENUE INFORMATION
(Rounded to nearest 5%)

	FY 2010	Fiscal year ended January 31, 2009					Fiscal year ended January 31, 2008
Product Group Bookings (a)	Q1	Q1	Q2	Q3	Q4	YEAR	Q1	Q2	Q3	Q4	YEAR
Integrated Systems Design	20%	15%	20%	25%	15%	20%	15%	20%	20%	15%	20%
IC Design to Silicon	40%	40%	30%	30%	40%	35%	40%	35%	30%	40%	35%
Functional Verification	20%	20%	20%	20%	30%	20%	20%	25%	20%	20%	25%
New & Emerging Products	10%	10%	20%	15%	10%	15%	15%	15%	20%	20%	15%
Services & Other (b)	10%	15%	10%	10%	5%	10%	10%	5%	10%	5%	5%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	FY 2010	Fiscal year ended January 31, 2009					Fiscal year ended January 31, 2008
Product Group Revenue (b)	Q1	Q1	Q2	Q3	Q4	YEAR	Q1	Q2	Q3	Q4	YEAR
Integrated Systems Design	20%	20%	20%	25%	20%	20%	20%	20%	25%	20%	20%
IC Design to Silicon	45%	40%	30%	30%	35%	35%	40%	40%	25%	30%	35%
Functional Verification	20%	20%	25%	25%	30%	25%	20%	20%	25%	30%	25%
New & Emerging Products	10%	10%	15%	10%	10%	10%	10%	15%	15%	15%	15%
Services & Other (b)	5%	10%	10%	10%	5%	10%	10%	5%	10%	5%	5%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	FY 2010	Fiscal year ended January 31, 2009					Fiscal year ended January 31, 2008
Bookings by Geography	Q1	Q1	Q2	Q3	Q4	YEAR	Q1	Q2	Q3	Q4	YEAR
North America	40%	40%	30%	40%	35%	35%	50%	40%	45%	30%	40%
Europe	25%	35%	35%	35%	35%	35%	25%	30%	15%	30%	25%
Japan	25%	15%	20%	10%	5%	15%	10%	10%	20%	20%	15%
Pac Rim	10%	10%	15%	15%	25%	15%	15%	20%	20%	20%	20%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	FY 2010	Fiscal year ended January 31, 2009					Fiscal year ended January 31, 2008
Revenue by Geography	Q1	Q1	Q2	Q3	Q4	YEAR	Q1	Q2	Q3	Q4	YEAR
North America	40%	40%	35%	40%	40%	40%	50%	55%	40%	40%	45%
Europe	20%	30%	30%	35%	35%	30%	25%	20%	25%	30%	25%
Japan	20%	20%	20%	10%	10%	15%	15%	10%	20%	15%	15%
Pac Rim	20%	10%	15%	15%	15%	15%	10%	15%	15%	15%	15%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	FY 2010	Fiscal year ended January 31, 2009					Fiscal year ended January 31, 2008
Bookings by Business Model (c)	Q1	Q1	Q2	Q3	Q4	YEAR	Q1	Q2	Q3	Q4	YEAR
Perpetual	15%	20%	20%	20%	10%	15%	30%	25%	30%	10%	20%
Ratable	15%	25%	20%	15%	10%	15%	20%	20%	10%	10%	15%
Up Front	70%	55%	60%	65%	80%	70%	50%	55%	60%	80%	65%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	FY 2010	Fiscal year ended January 31, 2009					Fiscal year ended January 31, 2008
Revenue by Business Model (c)	Q1	Q1	Q2	Q3	Q4	YEAR	Q1	Q2	Q3	Q4	YEAR
Perpetual	15%	20%	20%	20%	10%	15%	25%	20%	20%	15%	20%
Ratable	10%	20%	20%	20%	10%	15%	15%	15%	20%	10%	15%
Up Front	75%	60%	60%	60%	80%	70%	60%	65%	60%	75%	65%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

(a) Product Group Bookings excludes support bookings for all sub-flow categories.
(b) Product Group Revenues includes support revenue for each sub-flow category as appropriate.
(c) Bookings and Revenues by Business Model are System and Software only.

Impact of Accounting Change on the Unaudited Consolidated Statement of Operations:

		Impact of accounting change for:
	As Originally	French Research			As
Three months ended April 30, 2008	Reported	Credit		FSP APB 14-1	Adjusted

Gross margin	$145,345	$-		$-	$145,345

Operating expenses:
Research and development	65,497	(1,115)		-	64,382
Marketing and selling	76,648	-		-	76,648
General and administration	23,061	-		-	23,061
Other general income, net	(164)	-		-	(164)
Amortization of intangible assets	2,433	-		-	2,433
Special charges	9,650	-		-	9,650
Total operating expenses	177,125	(1,115)		-	176,010

Operating loss	(31,780)	1,115		-	(30,665)
Other income, net	2,375	-	-	-	2,375
Interest expense	(4,162)	-		(593)	(4,755)
Loss before income tax	(33,567)	1,115		(593)	(33,045)
Income tax benefit	(6,079)	(1,470)		-	(7,549)
Net loss	$(27,488)	$2,585		$(593)	$(25,496)

Basic and diluted net loss per share	$(0.30)	$0.03		$(0.01)	$(0.28)

Impact of Accounting Change on the Unaudited Consolidated Balance Sheets:
		Impact of accounting
	As Originally	change for FSP APB
As of January 31, 2009	Reported	14-1	As Adjusted
Assets
Current assets:
Cash, cash equivalents and short-term investments	$95,639	$-	$95,639
Trade accounts receivable, net	133,719	-	133,719
Term receivables, short-term	139,133	-	139,133
Prepaid expenses and other	39,236	(90)	39,146
Deferred income taxes	10,163	-	10,163
Total current assets	417,890	(90)	417,800

Property, plant, and equipment	100,991	-	100,991
Term receivables, long-term	146,682	-	146,682
Goodwill and intangible assets, net	480,956	-	480,956
Other assets	39,918	(277)	39,641
Total assets	$1,186,437	$(367)	$1,186,070

Liabilities and Stockholder's Equity

Total current liabilities	$319,354	$-	$319,354

Long-term notes payable	201,102	(12,932)	188,170
Deferred revenue, long-term	16,890	-	16,890
Other long-term liabilities	75,211	-	75,211
Total liabilities	612,557	(12,932)	599,625

Stockholders' equity:
Common stock	580,298	21,766	602,064
Accumulated deficit	(17,652)	(9,201)	(26,853)
Accumulated other comprehensive income	11,234	-	11,234
Total stockholders' equity	573,880	12,565	586,445
Total liabilities and stockholders' equity	$1,186,437	$(367)	$1,186,070

Impact of Accounting Change on the Unaudited Consolidated Statement of Cash Flows:

		Impact of accounting change for:
	As Originally	French Research
Three months ended April 30, 2008	Reported	Credit	FSP APB 14-1	Other	As Adjusted
Operating Cash Flows:
Net loss	$(27,488)	$2,585	$(593)	$-	$(25,496)
Depreciation and amortization	13,991	-	593	-	14,584
Other adjustments to reconcile:
Operating cash	6,645	(83)	-	(35)	6,527
Changes in working capital	51,811	(2,502)		35	49,344
Net cash provided by operating activities	44,959	-	-	-	44,959

Investing Cash Flows:
Net cash used in investing activities	(35,676)	-	-	-	(35,676)

Financing Cash Flows:
Net cash used in financing activities	(3,812)	-	-	-	(3,812)
Effect of exchange rate changes on cash and cash equivalents	442	-	-	-	442
Net change in cash and cash equivalents	5,913	-	-	-	5,913
Cash and cash equivalents at the beginning of the period	117,926	-	-	-	117,926
Cash and cash equivalents at the end of the period	$123,839	$-	$-	$-	$123,839

MENTOR GRAPHICS CORPORATION
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP
EARNINGS PER SHARE GUIDANCE

The following table reconciles management's estimates of the specific items excluded from GAAP in the calculation of expected non-GAAP earnings per share for the periods shown below:

Q2 FY10
Diluted GAAP net loss per share	$(0.41)
Non-GAAP Adjustments:
Amortization of purchased intangible assets (1)	0.03
Amortization of other identified intangible assets (2)	0.03
Equity plan-related compensation (3)	0.09
Interest expense (4)	0.01
Income tax effects (5)	0.15
Non-GAAP net income per share	$(0.10)

(1)	Excludes amortization of purchased intangible assets resulting from acquisition transactions. Purchased intangible assets are amortized over two to five years. The guidance for Q2 fiscal year 2010 (FY10) assumes no additional acquisitions.
(2)	Excludes amortization of other identified intangible assets including trade names, employment agreements and customer relationships resulting from acquisition transactions. Other identified intangible assets are amortized over two to five years. The guidance for Q2 FY10 assumes no additional acquisitions.
(3)	Excludes equity plan-related compensation expense recognized in accordance with SFAS 123R, Share-Based Payment.
(4)	Amortization of original issuance debt discount in accordance with FSP APB 14-1.
(5)	Non-GAAP income tax expense adjustment reflects the application of our assumed normalized effective 17% tax rate, instead of our GAAP tax rate, to our GAAP pre-tax income and the application of the 17% tax rate to our non-GAAP adjustments.

CONTACT:
Mentor Graphics Corporation
Media Contact
Ry Schwark, 503-685-1660
ry_schwark@mentor.com
or
Investor Contact
Joe Reinhart, 503-685-1462
joe_reinhart@mentor.com